Exhibit 99.1

We make a material difference “Our customers expect a lot from us and are continually raising the bar. And we continually challenge ourselves to exceed their expectations with superior solutions.” Investor Presentation December 20, 2016 NYSE MKT: CCF

Safe Harbor Statement Forward-Looking Statements Certain statements in this presentation are forward-looking. These may be identified by the use of forward-looking words or phrases such as “believe”; “expect”; “anticipate”; “should”; “planned”; “estimated”; “forecasted”; and “potential”, among others. These forward-looking statements are based on Chase Corporation’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company's business include, but are not limited to, the following: uncertainties relating to economic conditions; uncertainties relating to customer plans and commitments; the pricing and availability of equipment, materials and inventories; technological developments; performance issues with suppliers and subcontractors; economic growth; delays in testing of new products; the Company’s ability to successfully integrate acquired operations; the effectiveness of cost-reduction plans; rapid technology changes and the highly competitive environment in which the Company operates. Important factors that could cause actual results to differ materially from our expectations are disclosed under Item 1A (“Risk Factors”) in our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission, and should be read together with this presentation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Further Information This presentation should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included in our public filings. Non-GAAP Financial Measures This presentation includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided within this presentation. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. EBITDA, EBITDA Margin, Adjusted EBITDA, Segment EBITDA, Segment EBITDA Margin and Free Cash Flow are non-GAAP financial measures. The Company believes that EBITDA, EBITDA Margin, Adjusted EBITDA, Segment EBITDA, Segment EBITDA Margin and Free Cash Flow are useful performance measures which are used by its executive management team to measure operating performance, to allocate resources, to evaluate the effectiveness of its business strategies and to communicate with its board of directors and investors concerning its financial performance. The Company believes EBITDA, EBITDA Margin, Adjusted EBITDA, Segment EBITDA, Segment EBITDA Margin and Free Cash Flow are commonly used by financial analysts and others in the industries in which the Company operates, and thus provide useful information to investors. Our measurement of EBITDA, EBITDA Margin, Adjusted EBITDA, Segment EBITDA, Segment EBITDA Margin and Free Cash Flow may not be comparable to similarly-titled measures used by other companies. Non-GAAP financial measures should be considered in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. See the Financial Appendix for a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures. 2

Leadership Team Chase Corporation (“Chase” or “the Company”) is led by a highly-regarded management team with significant experience and an established track record of executing commercial and operational initiatives Vision and Mission To be recognized as a leading manufacturer of protective materials for high-reliability applications Solidify Chase’s position as a trusted partner to customers by providing effective and reliable product solutions    Develop an ethical corporate culture that emphasizes contributing to the community, respecting the environment and treating employees fairly Effectively manage risk, implement sustainable business practices and continuously improve operating performance      Create long-term value for our shareholders 3 President and Chief Executive Officer ■ Almost two decades in various positions with the Company ■ President (2008 – present) ■ Chief Executive Officer (2015 – present) ■ Chief Operating Officer (2007 – 2015) Adam P. Chase Chief Financial Officer and Treasurer ■ More than two decades with the Company and its affiliates ■ CFO and Treasurer (2014 – present) ■ Previously Director of Finance ■ CFO of NEPTCO (1992 – 2012) Kenneth J. Feroldi

Chase At a Glance materials for high-reliability applications across a broad Attractive Business Profile [3] Revenue by Geography Revenue by Segment 4 [1] Market capitalization data as of November 30, 2016 [2] For fiscal year 2016, the twelve months ended August 31, 2016; see reconciliation of EBITDA and EBITDA Margin later in th is presentation [3] For fiscal year 2016 (CAGR is for fiscal years 2013-2016) Market Cap [1] LTM Revenue [2] LTM EBITDA [2] LTM EBITDA Margin [2] 3-year EBITDA CAGR [3] $751 mm $238 mm $65 mm 27% 19% Company Highlights Chase Corporation is a leading manufacturer of protective range of market sectors  Headquarters: Westwood, MA  Employees: ~ 680  Segments: Industrial Materials and Construction Materials  Product Offering: Specialty tapes, laminates, adhesives, sealants, coatings and chemical intermediates  End-Markets: Telecommunications, electronics, energy distribution, automotive, appliance, general industrial, infrastructure, bridge & highway and housing, among others  Facilities: Fifteen manufacturing sites, located in California, Illinois, Massachusetts, North Carolina, Pennsylvania, Rhode Island, South Carolina and Texas; and China, England and India  Competitive Advantages: Competes on the basis of technical performance, service reliability, quality and price Corporate Identity “At Chase Corporation, we make a material difference by manufacturing protective materials that are used in a wide variety of applications where long-lasting protection is critical to a product’s success and is a material part of enhancing a product’s value to its user.” Adam P. Chase President & Chief Executive Officer

Corporate Evolution Established Wire and Cable “Roots” 1946 - 1989 Transformation and Globalization 1990 - 2010 Reinvestment into Growth 2011 - Today Technical Corporation in 1970 conformal coatings coating tapes and other protectants HumiSeal and Royston) leadership team and the divestiture of agreements consolidated manufacturing processes 5 ■ Founded in 1946 as Chase & Sons ■ Reverse merger with Columbia ■ Developed the HumiSeal line of ■ Acquired Royston business of protective ■ Corporate restructuring resulted in a new non-core businesses ■ Product offering transformation: – Product portfolio shift toward innovative, high-reliability solutions – Continued inorganic growth in core protective materials ■ Focused on growing core tapes and coatings businesses (Chase & Sons, ■ Globalization and diversification through acquisitions and partnership ■ Streamlined, modernized and ■ Continued expansion of core coatings, adhesive and sealant technologies through a related diversification approach ■ Strategically positioned for growth and margin expansion ■ Ongoing investments in facility, systems and organizational consolidation to improve performance and gain economies of scale ■ Three recent significant investments (NEPTCO, Henkel’s Specialty Chemical Intermediates product lines, Resin Designs)

Strategy and Philosophy Proven growth strategy sharply focused on building upon core businesses, and enhancing operational infrastructure and commonalities to gain competitive advantage Chase’ s Core Strat egy  Inorganic growth through attractive acquisitions and integration  Consolidation and rationalization where appropriate  Organic growth in select areas through market and product development  Generate actionable growth strategies  Develop sustainable competitive advantages  Continual improvement  Operate in the zone of sustainability  ethical approach to decision-making, risk management and business conduct Business Philosophy Strategic Drivers Financial Discipline  Focus on gross margins, working capital management and free cash flow  Financial discipline and flexibility  a strong balance sheet is fundamental 6

Segments Overview

CHASE Corporation

	Industrial Materials			Construction Materials		
Description	■ Incorporated into other manufacturers' products ■ Demand fluctuates with overall economic activity – Mild seasonality due to weather and holidays			■ Sold for use in several construction-related markets ■ Demand highly dependent on individual projects – Subject to quarterly changes, including substantial seasonality		
Revenue [1]	$182 million			$56 million		
EBITDA Margin [1]	*26%*			*30%*		
Product Offerings	*Wire & Cable/ Specialty Materials*	*Electronic Coatings/ Materials*	*Specialty Chemical Intermediates*	*Pipeline Coatings*	*Water & Wastewater*	*Bridge & Highway*
Key Products	■ Detection tapes ■ Fiber optic strength elements ■ Shielding tapes ■ Pulling tapes ■ Strand seal compound ■ Durable paper products	■ Conformal coatings ■ Moisture protective coatings ■ Anti-static tapes ■ Adhesives and sealants	■ Polymeric microspheres ■ Polyurethane dispersions	■ Casing fill service ■ Cold-applied tapes ■ Epoxy systems ■ Hot-applied tapes ■ Liquid coatings ■ Primers	■ Specialized high performance coating and lining systems	■ Asphalt waterproofing additive ■ Expansion and control joint systems ■ Waterproofing membranes
Select End Markets	Energy, Electronics, Industrial, Oil & Gas	Aerospace, Automotive, Electronics, Appliances	Construction, Intermediates, Transport, Coatings	Oil & Gas, Wastewater, Water	Water, Wastewater	Infrastructure, Construction
Brand Names	Chase & Sons Chase BIH₂Ock NEPTCO PaperTyger	HumiSeal Resin Designs	dualite	Tapecoat® Royston® Serviwrap®	C.I.M. Industries Inc.	CEVAsystems Royston® Rosphalt
Segment Manufacturing Locations	■ Blawnox, PA ■ Granite Falls, NC ■ Greenville, SC ■ Lenoir, NC	■ Newark, CA ■ O'Hara Township, PA ■ Oxford, MA ■ Pawtucket, RI	■ Woburn, MA ■ Pune, India ■ Suzhou, China ■ Winnersh, England	■ Blawnox, PA ■ Evanston, IL	■ Houston, TX ■ O'Hara Township, PA	■ Rye, England

7

[1] For Fiscal Year 2016. EBITDA Margin calculation assumes Corporate and Common Costs are split according to Revenue (see reconciliation later in this presentation)

Differentiated Platform Drives Superior Results and Outsized Growth

CHASE Corporation

✓ Highly Differentiated Business Attributes…

Broad Portfolio of Protective Material Technologies	**Proven Consolidator with Attractive Pipeline of Highly Accretive Targets**
World-Class Operational Platform Anchored by Strong North American Presence	**Sustainable Financial Performance With Strong Cash Flow Generation**
Entrenched Relationships with Diversified, High Quality Customer Base	**Differentiated R&D Capabilities Drive Strong Product Innovation**

✓ …Driving Superior Results and a Strong Foundation for Continuous Growth

Chase has significantly outperformed both the S&P 500 and the Chemicals Index over the past 10 years [1]



669%
214%
67%
Aug-06
Aug-08
Aug-10
Aug-12
Aug-14
Aug-16
Chase Corporation
Chemicals Index
S&P 500

Industry Leading Profitability [2]

(LTM EBITDA margin) [3]



27%
16%
CHASE Corporation
Peer Group Average

Superior Growth Profile

(FY ended Aug 31 Chase Revenue in millions)



'13 – '16
CAGR: 3%
$216
$238
2013
2016

[1] Stock performance, including comparative Chemicals Index, information furnished by KeyBanc Capital Markets

[2] Peer group consists of DB:HEN3, NYSE:FUL, TSX:ITP, NYSE:ROG and NYSE:RPM per company filings, as furnished by KeyBanc Capital Markets

[3] See reconciliation of Chase's twelve months ended August 31, 2016 EBITDA margin later in this presentation

8

Broad Portfolio of Protective Material Technologies

CHASE Corporation

Chase boasts an attractive portfolio of protective material technologies serving well-diversified end-markets poised for continued growth

	Product Technology	Electronics	Printing & Packaging	Cable Industry	Telecom	Utilities	Bridge & Highway	Water and Wastewater	Pipeline Construction	Automotive	Description
Industrial Materials	Adhesive and Sealant Systems	○			○					○	Custom formulated adhesives and sealants for use in electronic applications
Industrial Materials	Insulating and Conducting Materials	○		○	○	○					High-performance tapes, coatings and sealants
Industrial Materials	Pulling and Detection Tapes				○	○		○	○		Specialty tapes used to install and locate cables and utilities
Industrial Materials	Polymeric Microspheres	○	○				○			○	Polymer products for weight and density reduction as well as sound dampening
Industrial Materials	Laminated Film Foils	○	○	○						○	EMI/RFI shielding tapes used in communication cables
Industrial Materials	Fiber Optic Strength Elements	○		○	○						Strength elements used to increase the durability of fiber optic cables
Industrial Materials	Cover Tapes	○	○								Reliable anti-static tapes essential to delivering semiconductor components
Industrial Materials	Polyurethane Dispersions						○	○		○	Water-based polyurethane dispersions utilized in various coating products
Industrial Materials	Moisture Protective Coatings	○								○	Coatings for electronic circuitry found in automobiles and appliances
Industrial Materials	Laminated Durable Papers		○								Specialty laminated paper products primarily for envelope converters
Construction Materials	Protective Pipe Coating Tapes					○		○	○		Specialty tapes used in the construction of water, oil and gas infrastructure
Construction Materials	Protectants for Bridge Decks						○				Protectants for highway bridge deck metal-supported surfaces
Construction Materials	Fluid Applied Coating and Lining Systems							○			Coatings and linings used in the water and wastewater treatment industries
Construction Materials	Joint Control Systems						○				Expansion and control joint systems for roads, bridges, stadiums and runways

9

Proven Consolidator with Attractive Pipeline of Highly Accretive Targets

CHASE Corporation

Chase has built a global platform through consistent organic growth and successful integration of key acquisitions

- Demonstrated track record of identifying, executing and integrating highly accretive and synergistic strategic acquisitions → completed multiple acquisitions since 2006
- Focus on purchasing high-quality assets at attractive prices
- Proven ability to successfully nurture and integrate targets into Chase's collaborative culture
- Ongoing discipline to rationalize product portfolio where appropriate
- Ideally positioned to continue undertaking strategic acquisitions → maintains a robust pipeline of acquisition targets

Proven Ability to Acquire, Integrate, Optimize and Grow Assets

Year		
2006	Acquired Capital Services Joint Systems (Bridge & Highway Products)	Acquired HumiSeal Europe (Electronic Coatings)
2007	Acquired Chase Protective Coatings (Pipeline Coatings)	
2009	Acquired Grace Construction Products (Pipeline Coatings)	Acquired C.I.M. Industries (Coating & Lining Systems)
2010		Sold RWA, Inc. (Electronic Manufacturing Services)
2012	Acquired NEPTCO Inc. (Wire & Cable Materials)	
2014		Sold Insulfab product line (Aircraft Cover Films)
2015	Acquired remaining interest in NEPTCO JV (Fiber Optic Cable Components)	Acquired from Henkel Corporation (Specialty Chemical Intermediates)
2016	Sold RodPack product line (Wind Energy Composite)	Acquired Spray Products (India) Private Limited (Electronic Coatings)
2017	Acquired Resin Designs, LLC (Sealants & Adhesives)	

10

World-Class Operational Platform Anchored by Strong North American Presence Chase’s global footprint and best-in-class manufacturing and R&D capabilities provide significant competitive advantages and access to high-growth markets Attractive Global Footprint With Differentiated Manufacturing and R&D Capabilities Platform Overview Platform Highlights  Fifteen manufacturing facilities strategically located in the US, UK, China and India Woburn, MA Adhesive Systems Oxford, MA Specialty Tapes  Distribution centers in Canada, the Netherlands and France Westwood, MA Headquarters Pawtucket, RI Laminated Film Foils Broad footprint with products sold globally across various sales channels  direct, distribution and royalty    Earns royalties via electronic coating products licensed to a manufacturer in Asia Granite Falls, NC Pulling & Detection Tapes  Highly efficient platform with strong focus on operational excellence World-class productivity and efficiency with significant opportunity for further optimization  Pune, India Winnersh, UK Conformal Coatings Conformal Coatings The Company’s broad manufacturing footprint provides a solid platform for global expansion  Well-invested facilities support significant incremental growth Rye, UK Pipe Coating Tapes Suzhou, China Cover Tapes  Minimal ongoing annual maintenance capital spending required Production Facility 11 Houston, TX Specialized Coatings Greenville, SC Polymeric Microspheres Lenoir, NC Laminated Film Foils Newark, CA Sealant Systems Blawnox, PA Pipe Coating Tapes O’Hara Township, PA Waterproofing Sealants Evanston, IL Pipe Coating Tapes

Sustainable Financial Performance With Strong Cash Flow Generation Revenue Adjusted EBITDA [1] ($ in millions) ($ in millions) Adjusted EBITDA CAGR: 24.5% Construction Materials Revenue CAGR: 3.6% Industrial Materials Revenue CAGR: 19.1% Free Cash Flow [1] Return on Equity [1] ($ in millions) 12 [1] See reconciliation later in this presentation All years are fiscal years ended August 31

Income Reinvested Into Business, Coupled With a Return to Shareholders Net Income by Fiscal Year [1] Earnings Per Diluted Share by Fiscal Year ($ per share) ($ in millions) 2016 were gains from the Dividends Paid as a % of Prior Year Net Income [1] Cash Dividends Per Share by Fiscal Year Paid ($ per share) 13 [1] Net income attributable to Chase Corporation All years are fiscal years ended August 31 $0.10 in 2015 was a special dividend for gain from the sale of a business $0.40 in 2014 and $0.07 in sales of businesses $3.7 million in 2014 and $0.7 million in 2016 were gains from the sales of businesses

Multiple Growth Avenues Chase is well positioned to continue executing on its proven growth strategy underpinned by multiple initiatives and recent platform enhancements ■ Growth strategy sharply focused on building upon core competencies ■ Robust M&A pipeline provides significant revenue growth potential Strategic M&A Improved Margin Profile through Integration and Optimization Expanded Global Presence ■ Multiple initiatives underway focused on acquisition integration, improving operating efficiency and optimizing the platform ■ Continued expansion in new geographies to enhance capacity and product mix Favorable Industry and End-Market Dynamics Drive Share Gains in Existing Markets ■ Capitalize on expected growth in core end-markets (electronics, housing, etc.) ■ Leverage Chase’s full suite of market-leading capabilities to expand customer wallet share Execute on Compelling New Product and End-Market Opportunities ■ Chase’s size, geographic footprint, industry focus and financial capacity uniquely position the Company to capture additional growth through product innovation and new market expansion 14

Balance Sheet Supports an Acquisition Program ROE % and ROA % by Fiscal Year [1] Current Ratio at Fiscal Year End [1] Debt to Equity Ratio at Fiscal Year End [1] 15 [1] See reconciliation later in this presentation All years are fiscal years ended August 31

Financial Appendix 16 For fiscal years ended August 31

Income Statement Summary

CHASE Corporation

($ in millions)	Years Ended August 31, 2011	2012	2013	2014	2015	2016	CAGR 2011-2016
Industrial Materials	$ 75.7	$ 96.0	$ 163.5	$ 169.7	$ 176.5	$ 181.7	19.1%
Construction Materials	47.3	52.9	52.6	54.3	61.5	56.4	3.6%
Revenue	**$ 123.0**	**$ 148.9**	**$ 216.1**	**$ 224.0**	**$ 238.0**	**$ 238.1**	**14.1%**
% Growth	*3.6%*	*21.0%*	*45.1%*	*3.7%*	*6.3%*	*0.0%*	
Less: Cost of products and services sold	80.3	101.2	146.0	145.2	149.2	144.4	
Gross profit	**$ 42.7**	**$ 47.7**	**$ 70.0**	**$ 78.8**	**$ 88.8**	**$ 93.7**	**17.0%**
% of Revenue	*34.7%*	*32.0%*	*32.4%*	*35.2%*	*37.3%*	*39.3%*	
Less: Selling, general and administrative	26.8	30.2	43.2	42.6	46.0	44.6	
Less: Other operating expenses	—	3.2	—	—	0.6	1.3	
Operating income	**$ 15.9**	**$ 14.3**	**$ 26.8**	**$ 36.2**	**$ 42.2**	**$ 47.8**	**24.5%**
Plus: Gain on sale of business	—	—	—	5.7	—	1.0	
Plus: Other (expense) income, net	0.2	(0.3)	(1.0)	(1.4)	(1.0)	1.3	
Income before income taxes	**$ 16.2**	**$ 14.0**	**$ 25.8**	**$ 40.5**	**$ 41.2**	**$ 50.1**	**25.4%**
Less: Income taxes	5.2	$ 4.7	$ 9.1	$ 14.0	$ 14.8	$ 17.3	
Net Income	**$ 10.9**	**$ 9.3**	**$ 16.7**	**$ 26.5**	**$ 26.4**	**$ 32.8**	**24.6%**
Plus: Net (income) loss attrib. to noncontrolling interest	—	0.1	0.5	0.1	(0.1)	—	
Net income attributable to Chase Corporation	**$ 10.9**	**$ 9.3**	**$ 17.2**	**$ 26.6**	**$ 26.3**	**$ 32.8**	**24.6%**
% of Revenue	*8.9%*	*6.3%*	*8.0%*	*11.9%*	*11.1%*	*13.8%*	
Plus: Interest exp., Income taxes, Depreciation, Amort.	10.5	$ 11.1	$ 21.0	$ 25.6	$ 28.4	$ 31.8	
EBITDA [1]	**$ 21.4**	**$ 20.5**	**$ 38.2**	**$ 52.3**	**$ 54.8**	**$ 64.6**	**24.7%**
% of Revenue (EBITDA Margin [1])	*17.4%*	*13.8%*	*17.7%*	*23.3%*	*23.0%*	*27.1%*	
Adjustments	—	4.6	1.8	(5.4)	0.8	(0.6)	
Adjusted EBITDA [1]	**$ 21.4**	**$ 25.1**	**$ 40.0**	**$ 46.9**	**$ 55.6**	**$ 64.0**	**24.5%**
% of Revenue	*17.4%*	*16.8%*	*18.5%*	*20.9%*	*23.4%*	*26.9%*	

[1] See reconciliation later in this presentation

17

Reconciliation to Non-GAAP Measures (1)

CHASE Corporation

($ in millions)	Years Ended August 31,					
	2011	2012	2013	2014	2015	2016
Revenue [A]	$ 123.0	$ 148.9	$ 216.1	$ 224.0	$ 238.0	$ 238.1
Net income attributable to Chase Corporation	$ 10.9	$ 9.3	$ 17.2	$ 26.6	$ 26.3	$ 32.8
Interest expense	0.2	0.4	1.3	1.1	1.1	1.1
Income taxes	5.2	4.8	9.1	14.0	14.8	17.3
Depreciation expense	2.8	3.3	5.9	5.7	5.8	5.6
Amortization expense	2.3	2.7	4.8	4.8	6.8	7.8
EBITDA [1], [B]	**$ 21.4**	**$ 20.5**	**$ 38.2**	**$ 52.3**	**$ 54.8**	**$ 64.6**
EBITDA Margin [1], [B]/[A]	***17%***	***14%***	***18%***	***23%***	***23%***	***27%***
Exit costs related to idle facility [2]	—	—	—	—	—	0.9
Gain on sale of business [3]	—	—	—	(5.7)	—	(1.0)
Write-down of assets under construction [4]	—	—	—	—	—	0.4
Annuity settlement [5]	—	—	—	—	—	(0.9)
Pension curtailment and settlement costs [6]	—	0.6	1.2	0.3	0.2	0.0
Acquisition-related costs [7]	—	3.2	—	—	0.6	—
Cost of sale of inventory step-up [8]	—	0.8	0.6	—	0.1	—
Adjusted EBITDA [1]	**$ 21.4**	**$ 25.1**	**$ 40.0**	**$ 46.9**	**$ 55.6**	**$ 64.0**
Net cash provided by operating activities	$ 9.3	$ 13.9	$ 28.2	$ 28.6	$ 41.0	$ 48.8
Less: Purchases of property, plant and equipment [9]	(4.5)	(5.2)	(3.0)	(4.3)	(2.6)	(2.0)
Free Cash Flow [1]	**$ 4.8**	**$ 8.7**	**$ 25.1**	**$ 24.3**	**$ 38.3**	**$ 46.8**

[1] EBITDA, Adjusted EBITDA, EBITDA Margin, Segment EBITDA, Segment EBITDA Margin and Free Cash Flow are Non-GAAP measures, and should not be considered in isolation or construed as an alternative to our Net income attributable to Chase Corporation, Net cash provided by operating activities, or other measures as determined in accordance with US GAAP. Our measurement of EBITDA, Adjusted EBITDA, EBITDA Margin, Segment EBITDA, Segment EBITDA Margin and Free Cash Flow may not be comparable to similarly-titled measures used by other companies. Non-GAAP financial measures should be considered in addition to, and not as an alternative to, the Company's reported results prepared in accordance with GAAP.

[2] Represents costs to demolish Randolph facility in preparation for a future sale of the property

[3] Represents gain on sale of the RodPack wind energy business that was completed in November 2015, and the sale of the Insulfab product line that was completed in October 2013

[4] Represents a write-down of certain assets under construction following the sale of the RodPack business in November 2015

[5] Represents the gain on the write-down of an accrued annuity previously owed by the Company

[6] Represents pension related curtailment and settlement costs due to the timing of lump-sum distributions

[7] Represents costs related to our January 2015 acquisition of the specialty chemical intermediates product line, and the June 2012 acquisition of NEPTCO

[8] Represents expenses related to the step-up in fair value of inventory through purchase accounting from the January 2015 acquisition of the specialty chemical intermediates product line, and the June 2012 acquisition of NEPTCO

[9] Also referred to as Capital Expenditures

18

Reconciliation to Non-GAAP Measures (2)

CHASE Corporation

($ in millions)	Years Ended August 31, 2016							
		Industrial Materials		Construction Materials		Corporate & Common		Chase Corporation
Revenue [A]	$	181.7	$	56.4	$	—	$	238.1
Income (loss) before taxes	$	53.5	$	20.0	$	(23.4)	$	50.1
Interest expense		0.8		0.3		—		1.1
Depreciation expense		3.9		0.8		0.9		5.6
Amortization expense		6.4		1.4		—		7.8
EBITDA [1]	**$**	**64.7**	**$**	**22.4**	**$**	**(22.5)**	**$**	**64.6**
Split of Corporate & Common [2]		(17.1)		(5.3)				
Segment EBITDA [B]	**$**	**47.5**	**$**	**17.1**				
Segment EBITDA Margin [1], [2], [B]/[A]		***26%***		***30%***				

[1] EBITDA, Adjusted EBITDA, EBITDA Margin, Segment EBITDA, Segment EBITDA Margin and Free Cash Flow are Non-GAAP measures, and should not be considered in isolation or construed as an alternative to our Net income attributable to Chase Corporation, Net cash provided by operating activities, or other measures as determined in accordance with US GAAP. Our measurement of EBITDA, Adjusted EBITDA, EBITDA Margin, Segment EBITDA, Segment EBITDA Margin and Free Cash Flow may not be comparable to similarly-titled measures used by other companies. Non-GAAP financial measures should be considered in addition to, and not as an alternative to, the Company's reported results prepared in accordance with GAAP.

[2] Assumes Corporate and Common Costs are split according to revenue

19

Reconciliation to Other Measures Utilized Net income attributable to Chase Corporation [A] $ 10.9 $ 9.3 $ 17.2 $ 26.6 $ 26.3 $ 32.8 Current Assets [B] Total Assets [C] Current Liabilities [D] Total Long-term Debt, including Current Portion [E] Chase Corporation Stockholders' Equity [F] Return on Assets (ROA), [A]/(average of [C]), [1] Return on Equity (ROE), [A]/(average of [F]), [1] Current Ratio, [B]/[D] Total Long-term Debt to Equity, [E]/[F] $ 58.0 128.9 19.9 12.7 91.9 $ 83.1 214.8 30.3 70.0 98.1 $ 100.0 224.4 32.4 64.4 112.8 $ 125.9 245.5 36.1 58.8 136.6 $ 116.0 255.6 37.5 51.8 154.3 $ 138.8 262.8 68.5 43.4 174.1 8.7% 5.4% 7.8% 11.3% 10.5% 12.7% 12.6% 9.8% 16.3% 21.4% 18.1% 20.0% 2.9 2.7 3.1 3.5 3.1 2.0 0.1 0.7 0.6 0.4 0.3 0.2 [1] Average calculated as a simple average of the applicable year ended and prior year ended balances 20 ($ in millions) Years Ended August 31, 2011 2012 2013 2014 2015 2016

Frequently Asked Questions 21 Q & A from interested parties

Frequently Asked Questions (1) What is the overall strategy at Chase? “Stay the course” of continued growth in markets we serve via internal and external means, staying close to our core financial principles      M&A Consolidation Organic growth in selected areas Review your product mix now and how it has changed over time? Chase has grown from its wire and cable roots into a broad range of industrial and construction -related markets, specializing in protective materials for high-reliability applications with specialized properties and formulations. What end markets are your products sold into? Changes over time? Our primary markets span multiple industries (telecommunications, electronics, energy distribution, automotive, appliance, general industrial, infrastructure (water, oil, gas), bridge & highway, commercial building, housing, mining/drilling, etc.). Our fiscal 2015 acquisition of our specialty chemical intermediates product line and our fiscal 2017 acquisition of Resin Designs represent major, immediate and long-term opportunities for growth by providing us entry into new markets and expansion in certain markets we already serve. 22

Frequently Asked Questions (2) Do you have any significant customer concentration? No. During fiscal 2014, 2015 and 2016, no one customer accounted for as much as 10% of sales. The acquisitions that we have made in recent years have expanded our customer roster and broadened our end -market reach, reducing our customer and industry concentration as a welcome side-benefit. Are your products a “consumable” or a one-time purchase? Industrial Materials segment includes specified products that are used in or integrated into another company’s product with demand typically dependent upon general economic conditions. Construction Materials segment comprises principally project-oriented product offerings that are primarily sold and used as “Chase”-branded products. What is the cost of your product as a % of the product it is being sold into? Varies by product line, but we believe it to generally be a small part of the cost of the end product or project. How critical are your products to the performance of the products that they are incorporated into? Our products are not typically the “active” part of an end product (e.g., they do not transmit a signal or energy), but rather allow the end product to perform more reliably over time, protect its warranty and increase its durability. 23

Frequently Asked Questions (3) What is the principal way that you compete in the marketplace (i.e., cost/price, technology/value add, brand/reputation, breadth of offering, service, etc.)? All of the above are important to different products we offer, with differing levels of importance based on the end - market. We compete principally on the basis of technical performance, service, reliability, quality and price. What do you see as your primary competitive advantages in the market? We are a reliable supplier with a long track record of producing and delivering high -quality value-added products. In certain markets, we are differentiated through our depth and breadth of proven product solutions to meet a specific need. What % of your revenue is tied to products that have patents or IP protecting them? Relatively low on legally-protected IP, but our trade secrets are important to our success. We hold various patents, but we believe that they are not material to the success of our business. Do your products have substitutes (i.e., a different material/chemical, not necessarily a competitor’s product)? Most of our products face pressure from some form of substitution, but we believe we offer both tangible and intangible value to our customers over these alternatives. Of course, there are other companies that manufacture or sell products and services similar to those made and sold by us. 24

Frequently Asked Questions (4) Are your products sold direct or via distributors? Both. We sell through multiple means, depending on market and location. Are any of your products sold on a contract basis? Yes, many products have contracts covering price, volume, etc., but our standard terms and conditions do not include minimum purchase quantities, “take or pay” or exclusivity provisions. Have there been any new entrants into the markets that you serve in the last 3-5 years? Yes, there are always new entrants, or ones that re-appear based upon exchange rates and other factors. Can you walk through your manufacturing process? They are usually one to three steps, including coating, laminating, blending, polymerizing, mixing, weaving, printing, slitting and containerizing. 25

Frequently Asked Questions (5) It seems like there is very minimal CapEx in your business? Explicit CapEx is fairly low, since our major pieces of production equipment have long useful lives and the technology changes slowly. However, CapEx is often embedded in M&A activity. While our reported “Purchases of property, plant and equipment” totaled $4,290, $2,642 and $2,046 for fiscal 2014, 2015 and 2016, respectively, these do not include the $1,027 in PP&E obtained as part of the fiscal 2016 Spray Products (India) acquisition, the $1,064 in PP&E obtained as part of the fiscal 2015 specialty chemicals intermediates acquisition, or the $18,657 in PP&E obtained as part of the fiscal 2012 acquisition of NEPTCO. We currently have several on-going capital projects that are important to our long-term strategic goals. Machinery and equipment will be added as needed to increase capacity or enhance operating efficiencies in our manufacturing plants. Also, we can readily increase production in our facilities through adding shifts, without needing to acquire additional equipment. Energy end-market exposure has been a headwind to your business. Can you disclose what % of your business is tied to this end-market? It has been a headwind impacting our top line. We believe that the bottom line effect on us has been somewhat mitigated by reductions in commodities costs experienced by our suppliers’ industries. We are also involved in ongoing cost-reduction initiatives. We do not disclose data at that level of detail. What is your overall exposure to the paper end-market? Laminated Durable Paper Products is one of the offerings of our Specialty Products product line. We do not disclose results at the individual product line level, but only significant period -over-period changes when applicable. 26

Frequently Asked Questions (6) Has your historical revenue growth been driven by volume, price or a combination of the two? Primarily volume, with M&A expansion also significantly contributing to growth. What are the appropriate long-term revenue growth rates to think of for your segments/products? Are these rates being driven by volume, price, or both? We do not provide earnings guidance. We predict both volume and price will play a part in revenue growth, based upon underlying commodity pricing fluctuations. Your gross margins have expanded by over 500 bps in the last few years. What are the primary drivers of this increase? How sustainable is your current margin profile? We continue to focus on the specialty chemical aspects of our business, and have divested some lower -margin non-strategic businesses in recent periods. 27

Frequently Asked Questions (7) What are the primary raw materials in your COGS? We purchase a wide variety of commodity items, including petroleum-based solvents, films, yarns, and nonwovens, aluminum and copper foils, specialty papers, and various resins, adhesives and inks. Are you able to pass through raw material cost increases to your customers either contractually or on a spot basis? When raw material costs decline, do you typically keep some of this margin or pass it along to your customers? Short-term, we usually are able to keep the benefit from cost declines but have difficulty passing on cost increases. Over the longer term, these ebbs and flows work themselves through the supply chain. What is the mix of fixed versus variable costs in your business? We do not disclose, but we are focused on leveraging and reducing fixed costs. How much room is left on the consolidation strategy and streamlining of operations (i.e., what inning are you in)? There is room for further consolidation, with multiple “games” being played and therefore different innings for each project. An active and opportunistic M&A program means that we are always thinking about how to best use our current set of facilities and equipment. 28

Frequently Asked Questions (8) Please discuss your capital allocation philosophy and priorities going forward We will continue to use free cash flow and leveraged debt as our two main sources of capital to fund strategic initiatives. You recently refinanced your previously existing debt agreement, what was the purpose of the refinancing and what is Chase’s strategy for utilizing the revolving debt? In December 2016, we replaced our preexisting term loan with a more flexible and larger revolver facility. The base facility, all revolver debt, is structured at $150 million, with an accordion feature of an additional $50 million under the same terms and conditions. The credit agreement allows for greater flexibility in our M&A program, maintains favorable borrowing rates and allows us to convert any portion to term debt. The Company plans to utilize the new revolving debt agreement in line with its existing core strategies. What is the maximum level of leverage that you are comfortable having on your balance sheet? Our new all revolver debt agreement with BoA, Citizens Bank and JPMorgan calls for no more than a 3.25x leverage on EBITDA (as defined in the credit agreement), and that as such is our high -end comfort level. 29

Frequently Asked Questions (9) With regards to mergers and acquisitions, please discuss: How you source deals (i.e., bankers, sellers come to you, you approach sellers, etc.)? Yes to all. What internal resources you have dedicated to M&A? We utilize a cross-functional team made up of senior management and outside consultants. The integration process? We expect to fully integrate all new acquisitions into our business model with centralized services and inclusion in our ERP environment. Opportunities for cost and/or revenue synergies? Each opportunity is unique, but we always look to leverage our fixed costs. The financial hurdles or returns you seek when doing M&A? We look for any acquisition to be accretive to one or more of our overall metrics (GM %, ROI, ROE, etc.). The level of M&A to expect going forward? Mergers, divestitures and acquisitions will continue to be an important part of our strategy. 30

Frequently Asked Questions (10) Can you walk through the strategic rationale of acquiring the Resin Designs assets? Why did Resin Designs sell the businesses to you? Resin Designs’ owners felt that the combination of their product design and Chase’s global reach was the right long-term strategy to continue to develop their business. We felt this was an excellent add-on to our business in terms of size, future potential, overlap in our distribution channels, and fit within our overall strategy. What were the EBITDA margins of the acquired Resin Designs business? We do not directly disclose product line margins, but we will be providing pro-forma financial information in our filings during fiscal 2017. We expect this investment to continue to grow and meet our expectations, and deliver results accretive to the Company. [END OF INVESTOR PRESENTATION] 31